Exhibit 10.5D

PRC Option

QUANERGY SYSTEMS, INC.

2013 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

(For PRC Residents)

The Company hereby grants an Option to purchase Shares to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, in the attached Stock Option Agreement and in the Quanergy Systems, Inc. 2013 Stock Incentive Plan. This cover sheet is incorporated into and a part of the attached Stock Option Agreement (together, the “Agreement”).

Date of Option Grant:                     , 20

Name of Optionee:

Number of Shares Covered by Option:

Exercise Price per Share: US $            .

Fair Market Value of a Share on Date of Option Grant: US $            .

Expiration Date:                     , 20     [DO NOT EXCEED TEN YEARS FROM GRANT]

Vesting Calculation Date:                     , 20

Vesting Schedule:

Subject to all the terms of the Agreement and your continued Service, your right to purchase Shares under this Option shall vest as to [                                        ]. In all cases, the resulting aggregate number of vested Shares will be rounded down to the nearest whole number. No Shares subject to this Option will vest after your Service has terminated for any reason.

Special Exercise and Sale Restrictions for PRC Residents:

This Option may only be exercised in a Cashless Exercise following a Requisite Registration (as defined below), as provided in the Agreement, unless otherwise permitted by the Committee in its sole discretion. In addition, the Committee may in its sole discretion impose a Mandatory Sale Requirement on the Shares issued on exercise of this Option, as provided in the Agreement.

By signing this cover sheet, you agree to all of the terms and conditions described in the Agreement and in the Plan. You are also acknowledging receipt of this Agreement and a copy of the Plan, a copy of which is also enclosed. You further acknowledge that you have been given an opportunity to consult legal and tax advisers with respect to all matters relating to this Option, and you acknowledge and understand that the granting and exercise of this Option are governed by a complex body of tax, securities, employment, foreign exchange and other laws and regulations in the United States, the People’s Republic of China (the “PRC”) and any other applicable jurisdiction, which may impact your ability to exercise this option or to receive or sell the Shares following such exercise.

Optionee:
(Signature)

Company:
(Signature)

Name & Title:

Attachment

QUANERGY SYSTEMS, INC.

2013 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

(For PRC Residents)

1.	The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

2.	Vesting

Subject to the limitations contained herein, this Option is only exercisable before it expires and only with respect to the vested portion of the Option. This Option will vest according to the Vesting Schedule described in the cover sheet of this Agreement. Vesting will cease upon the termination of your Service for any reason.

For purposes of this Option, your Service will be considered terminated (regardless of the reason of termination, whether or not later found to be invalid or in breach of employment or other laws or rules in the jurisdiction where you are providing service or the terms of your employment or service agreement, if any) effective as of the date that is the earlier of (1) the date on which you receive written notice of such termination; or (2) the date you no longer actively provide services to the Company or any Affiliate, regardless of any notice period or period of pay in lieu of such notice mandated under applicable laws (including, but not limited to, statutory law and/or common law). The Company shall have the exclusive jurisdiction to determine when you are no longer actively employed or providing services for purposes of the Plan.

3.	Term	Your Option will expire in all cases no later than the close of business at Company headquarters on the Expiration Date, as shown on the cover sheet. Your Option may expire earlier if your Service terminates, as described in Sections 4, 5 and 6 below or on the date on which the Option is cancelled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or reorganization or similar transaction involving the Company or as provided in Section 7 below.

4.	Termination of Service - General	If, while the Option is outstanding, your Service terminates for any reason, other than being terminated by the Company for Cause or due to your death or Disability, then the unvested portion of your Option shall be forfeited without consideration and shall immediately expire on your Termination Date and, subject always to Section 7 below, the vested portion of your Option will expire at the earlier of (i) the close of business at Company headquarters on the date that is ninety (90) days after your Termination Date, (ii) the Expiration Date set forth in the attached cover sheet and further described in Section 3 above, or (iii) the date on which the Option is cancelled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or reorganization or similar transaction involving the Company. In no event is the Option exercisable after the Expiration Date.

5.	Termination of Service for Cause	If your Service is terminated by the Company for Cause or if you commit an act(s) of Cause while this Option is outstanding, as determined by the Committee in its sole discretion, then you shall immediately forfeit all rights to your Option without consideration, including any vested portion of the Option, and the entire Option shall immediately expire, and any rights, payments and benefits with respect to the Option shall be subject to reduction or recoupment in accordance with the Clawback Policy and the Plan. For avoidance of doubt, your Service shall also be deemed to have been terminated for Cause by the Company if, after your Service has otherwise terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, your violation of Company policies or breach of confidentiality or other restrictive covenants or conditions that may apply to you prior to or after your Termination Date.

6.	Termination of Service due to Death or Disability	If your Service terminates because of your death or Disability, then the unvested portion of your Option shall be forfeited without consideration and shall immediately expire on your Termination Date and, subject always to Section 7 below, the vested portion of your Option will expire at the earlier of (i) the close of business at Company headquarters on the date that is six (6) months after your Termination Date, (ii) the Expiration Date set forth in the attached cover sheet and further described in Section 3 above, or (iii) the date on which the Option is cancelled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or similar transaction involving the Company. In no event is the Option exercisable after the Expiration Date. If your Service terminated due to your death, then your estate may exercise the vested portion of your Option during the foregoing post-Service exercise period.

7.	Requisite Registration Requirement

If this Option and/or the Shares to be issued upon exercise of this Option are not registered under applicable PRC laws (including, without limitation, SAFE Circular 37 and SAFE Circular 7 and their successor regulations) (the “Requisite Registration”) as of the termination of your Service (other than for Cause), the Committee may unilaterally, in its sole discretion:

(i) extend the term of this Option to a date after the completion of the Requisite Registration on which this Option may be exercised, provided that in no event shall the term of this Option exceed ten (10) years from the Date of Grant, or

(ii)  cancel this Option and, in exchange for a full release by you of the Company, pay you an amount equal to the excess of (x) the Fair Market Value of the exercisable and vested portion of this Option over (y) the sum of the aggregate exercise price of the exercisable and vested portion of this Option, and all applicable Tax-Related Items required to be paid or withheld in connection with such payment.

If the term of this Option has been extended pursuant to clause (i) above, the Committee may subsequently elect to cash-out the Option as provided in clause (ii) above at any time prior to the expiration of such extended term if deemed necessary or advisable in the Committee’s sole discretion.

Any amounts payable to you by the Company (or your Employer) with respect to the cancellation of this Option are payable to you in local currency, based upon the local currency to United States dollar exchange rate used by the financial institution engaged by the Company to facilitate the payment in connection with such cancellation or such other reasonable exchange rate determined by the Board in its discretion.

As used in this Agreement, “SAFE Circular 37” means the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Financing and Round Trip Investment via Special Purpose Companies issued by the State Administration of Foreign Exchange of the People’s Republic of China (“SAFE”) on July 4, 2014; and “SAFE Circular 7” means the Circular of the State Administration of Foreign Exchange on Issues concerning the Administration of Foreign Exchange Used for Domestic Individuals’ Participation in Equity Incentive Plans of Companies Listed Overseas promulgated by SAFE and effective as of February 15, 2012.

8.	Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active work.

The Company determines which leaves count for this purpose

(along with determining the effect of a leave of absence on vesting of the Option), and when your Service terminates for all purposes under the Plan.

9.	Notice of Exercise

Following a Requisite Registration, when you wish to exercise this Option, you must notify the Company by filing a “Notice of Exercise” (in a form designated by the Company) to the Company’s equity plan administrator, or to such other person as the Company may designate, together with such additional documents as the Company may then. Your notice must specify how many Shares you wish to purchase.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

10.	Exercise—General

Unless otherwise agreed in writing with the Company, this Option may only be exercised after the completion of the Requisite Registration and the vested portion of this Option is exercised in accordance with the terms hereof and such other terms and conditions as may be imposed by the Company in order to ensure full compliance with all applicable tax, securities, employment, foreign exchange and other laws and regulations in the United States, the PRC and any other applicable jurisdiction including, without limitation, compliance with Section 14 below to the extent applicable at the time of exercise.

Notwithstanding anything to the contrary contained in this Agreement, you may not exercise this Option unless the Shares covered by this Option are then registered under the Securities Act (or under the applicable laws of another jurisdiction under which the Shares may be registered) or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act (or under the applicable laws of another jurisdiction under which the Shares may be registered). The exercise of this Option also must comply with other applicable laws and regulations governing this Option, including those of the United States and your country of residence, and you may not exercise this Option if the Company determines that such exercise would not be in material compliance with such laws and regulations. You understand that the Company is under no obligation to register or qualify the Shares with any securities regulatory authority in any jurisdiction or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, you agree that the Company shall have unilateral authority to amend the Plan and this Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of the Shares.

11.	Cashless Exercise Requirement

Unless otherwise permitted by the Company, payment for the Shares purchased on exercise, and any Tax-Related Items, will be through a Cashless Exercise, where you provide (on a form prescribed by the Company) an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

In the event a Requisite Registration has occurred but no public market for the Shares exists (as determined by the Company), the Company may permit you to pay the exercise price and any Tax-Related Items by one of other forms pf payment described in Section 7 of the Plan, subject to compliance with any applicable legal conditions or restrictions.

Unless otherwise determined by the Company, all amounts due are payable in United States dollars calculated by reference to the local currency to United States dollar exchange rate used by the financial institution engaged by the Company to facilitate the payment.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

12.	Mandatory Sale	The Company may require that any Shares acquired pursuant to this Option be sold, either immediately after issuance (as a so-called “same day sale”) or within a specified period following the termination of your Continuous Service. You agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on your behalf pursuant to this authorization), and you expressly authorize the designated broker to complete the sale of such Shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters provided below) and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. You acknowledge that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the share price and/or applicable exchange rates between the date the Shares are issued and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to you may be more or less than the Fair Market Value of the Shares on the exercise date of this Option or the date the shares are issued.

13.	Foreign Exchange Obligations

You understand and agree that, pursuant to exchange control laws in the PRC, you will be required to immediately repatriate to the PRC the cash proceeds from the sale of any Shares issued upon exercise of this Option and, if applicable, any dividends or other cash payment you may receive in relation to this Option or the Shares. You further understand that, under applicable law, such repatriation of your cash proceeds may need to be effected through a special exchange control account established by the Company or a Subsidiary in the PRC, and you hereby consent and agree that any proceeds you may receive as a result of participation in the Plan may be transferred to such special account prior to being delivered to you.

Further, you acknowledge that the Company or a Subsidiary has no obligation to, but may, convert the proceeds that you realize from your participation in the Plan from U.S. dollars to Renminbi using any exchange rate chosen by the Company and, if funds are so converted, they will be converted as soon as practicable, which may not be immediately after the date that such proceeds were realized. If such currency conversion occurs, you will bear the risk of any fluctuation in the U.S. dollar/Renminbi exchange rate between the date you realize U.S. dollar proceeds from your participation in the Plan and the date that you receive cash proceeds converted to Renminbi.

If the proceeds from your participation in the Plan are paid to you in U.S. dollars, you understand that you will be required to set up a U.S. dollar denominated bank account in the PRC and provide the bank account details to the Company or your employer so that your proceeds may be deposited into the account. Finally, you agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in the PRC, as determined by the Company in its sole discretion.

14.	Withholding Taxes

You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer.

You further acknowledge that the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the date of grant of this Option and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any Tax-Related Items that may be due as a result of the Option exercise or sale of Shares acquired under this Option. In addition, by exercising this Option and as a condition to any exercise of this Option, you agree that the Company may require you to enter into an arrangement providing for the payment by you to the Company (or your Employer) of any Tax-Related Items of the Company or your Employer (as applicable). You further authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding from payroll and any other amounts payable to you, including any proceeds due to you from the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company as provided in Section 12 without further consent. Subject to compliance with any applicable legal conditions or restrictions, the Company may also withhold from fully vested Shares otherwise issuable to you upon the exercise of this Option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise in accordance with the Plan and applicable law. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

15.	Other Restrictions on Exercise and Resale

By signing this Agreement, you also agree not to (i) exercise this Option (an “Exercise Prohibition”), or (ii) sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Option (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the exercise or disposition of Shares. The Company will not permit you to exercise this Option if the issuance of Shares at that time would not be in material compliance with any law or regulation.

The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose an Exercise Prohibition and/or Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities.

The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Option in order to ensure compliance with the restrictions contained in this Agreement. Any such Exercise Prohibition shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

You may also be required, as a condition of exercise of this Option, to enter into any Stockholders Agreement or other agreements that are applicable to stockholders.

16.	Compliance with Law	Notwithstanding any other term of this Agreement, the Company, its Affiliates and you will comply at all times with the laws and regulations of the United States and the PRC in relation to the grant and, if applicable, the exercise of this Option. Notwithstanding any other term of this Agreement, in the event that the laws and regulations of the United States or the PRC at any time, including, without limitation, the time of exercise, prohibit the grant of this Option or the exercise of this Option, then to the extent the laws and regulations of the United States and the PRC permit the Company to preserve the economic value that may be generated by this Option, the Company may, in its sole discretion (but without any obligation), take such steps or course of action to provide or maintain the benefit of this Option as contemplated by this Agreement (or provide benefits to you that are substantially equivalent thereto), subject to the completion, execution and delivery of any agreement or document, and compliance with any reporting, filing, registration or approval process required to be undertaken by you, the Company, an Affiliate or any third party to ensure compliance with all applicable laws and regulations.

17.	The Company’s Right of First Refusal	In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the “Right of First Refusal” with respect to all (and not less than all) of such Shares. If you desire to transfer Shares acquired under this Agreement, you must give a written “Transfer Notice” to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company. The Company’s rights under this subsection shall be freely assignable, in whole or in part.

If the Company fails to exercise its Right of First Refusal within thirty (30) days after the date when it received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within sixty (60) days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

The Company’s Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares.

The Company’s Right of First Refusal shall terminate in the event that Shares are listed on an established stock exchange or are quoted regularly on the OTC Bulletin Board.

18.	Right of Repurchase	Following your Termination Date after termination of your Service for any reason, the Company shall have the right to purchase all of those Shares that you acquire pursuant to the exercise of this Option. If the Company exercises its right to purchase such Shares, the purchase price shall be the Fair Market Value of those Shares on the date of purchase as determined by the Board of Directors and shall be paid in cash. The Company will notify you of its intention to purchase such Shares, and will consummate the purchase within any time period established by applicable law. The Company’s right of repurchase shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares. The Company’s rights under this subsection shall be freely assignable, in whole or in part. The Company’s right of repurchase shall terminate in the event that the Shares are listed on an established stock exchange or are quoted regularly on the OTC Bulletin Board.

19.	Transfer of Option	Prior to your death, only you may exercise this Option. You cannot transfer, assign, alienate, pledge, attach, sell, or encumber this Option. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or it may be transferred by the laws of descent and distribution. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

20.	Retention Rights

Your Option or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

This Option and the Shares subject to the Option are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

21.	Stockholder Rights	You, or your estate, shall have no rights as a stockholder of the Company with regard to the Option until you have been issued the applicable Shares by the Company and have satisfied all other conditions specified in Section 4(f) of the Plan. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such applicable Shares are issued, except as provided in the Plan.

22.	Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this Option (rounded down to the nearest whole number) and the Exercise Price per Share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

23.	Legends	All certificates representing the Shares issued upon exercise of this Option may, where applicable, have endorsed thereon the following legends and any other legend the Company determines appropriate:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

24.	Applicable Law and Dispute Resolution

This Agreement will be interpreted and enforced under the laws of the State of Delaware without reference to the conflicts of law provisions thereof.

Any and all of the disputes arising from and in connection with this Agreement shall be referred to the Hong Kong International

Arbitration Centre (“HKIAC”) for binding arbitration conducted in English in Hong Kong by a sole arbitrator in accordance with the rules then in effect of the HKIAC. The parties shall jointly select the sole arbitrator. If the parties fail to reach an agreement on the arbitrator, such an arbitrator shall be appointed by the Chairman of HKIAC. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any competent court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party, if any, in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees.

25.	Voluntary Participant; Effect on Other Employee Benefits

You acknowledge that you are voluntarily participating in the Plan.

The value of this Option is an extraordinary item of compensation, which is outside the scope of your employment, service contract or consulting agreement, if any. The value of this Option will not be included as compensation, earnings, salaries, or other similar terms used when calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement benefits.

26.	No Rights to Future Awards	Your rights, if any, in respect of or in connection with this Option or any other Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Option, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of Options or any other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole discretion of the Committee.

27.	Future Value

The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value after the Date of Option Grant, the Option will have little or no value. If you exercise the Option and obtain Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price.

Neither the Company, the Employer nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation that may affect the value of the Option or of any amounts due to you pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

28.	No Advice Regarding Grant	The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

29.	No Right to Damages	You will have no right to bring a claim or to receive damages if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in the Option will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Parent or a Subsidiary or an Affiliate to you.

30.	Data Privacy	You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. You understand that you may view your Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Committee in writing. You understand that refusing or withdrawing consent may affect your ability to participate in the Plan.

31.	Severability	If all or any part of this Option or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option or the Plan not declared to be unlawful or invalid. Any Section of this Option (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

32.	Notices	Any notices provided for in this Option or the Plan will be given in writing (including electronically) and will be deemed effectively given when personally delivered, when sent by fax or electronic mail (transmission confirmed), when actually delivered if sent express overnight courier service or five days after deposit in first class mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

33.	Additional Documents and Amendments

You agree to execute and deliver any other agreements or documents, and to fulfill any reporting, filing, registration and approval requirements, as may be required by the China Securities Regulatory Commission, SAFE, the State Administration for Taxation and any other PRC government authorities, and/or reasonably requested by the Company or an Affiliate.

You also acknowledge and agree that the Company shall have unilateral authority to amend the Plan and this Agreement without your consent to the extent necessary to comply with securities or other applicable laws or regulations, or as permitted by Section 13(b) of the Plan.

34.	Language	If you have received this Option, or any other document related to the Option and/or the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.